UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 20, 2005

ENTRÉE GOLD INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada

(State or other jurisdiction of incorporation)

000-50982

(Commission File Number)

N/A

(IRS Employer Identification No.)

Suite 1201 - 1166 Alberni Street, Vancouver, BC V6E 3Z3

(Address of principal executive offices and Zip Code)

604.687.4777

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On June 19, 2005, we entered into an agreement dated as of June 17, 2005 with Kennecott Canada Exploration Inc., a Canadian subsidiary of Rio Tinto plc, pursuant to which Kennecott Canada Exploration Inc. will acquire an initial 5,665,730 units, with each unit consisting of one common share, one series “A” share purchase warrant and one series “B” share purchase warrant, for a purchase price per unit of Cdn $2.20. If this placement results in the exercise by Ivanhoe Mines Ltd. of certain anti-dilution rights held by them, Kennecott Canada Exploration Inc. will have a right to ‘top up’ their subscription for Units such that they will hold 9.9% of the issued and outstanding shares of our company. The agreement also grants to Kennecott Canada Exploration Inc. certain pre-emptive rights enabling them to preserve their percentage of ownership in our company, if they should so choose.

The agreement with Kennecott Canada Exploration Inc. requires that, for a period of time not longer than four years from the date of the closing, Kennecott will vote its shares in our company as directed by our Board of Directors in all matters pertaining to fixing the number of our directors, the election of directors, the appointment and remuneration of our auditors and the approval or amendment to any incentive compensation plan.

In addition, the agreement grants to Kennecott Canada Exploration Inc. a right of first refusal to purchase all or any portion of an interest in our exploration license for our Ulziit Uul mineral property located in Mongolia.

The Private Placement

On June 19, 2005, we entered into an agreement dated as of June 17, 2005 with Kennecott Canada Exploration Inc., a Canadian subsidiary of Rio Tinto plc, pursuant to which Kennecott Canada Exploration Inc. will acquire an initial 5,665,730 units, with each unit consisting of one common share, one series “A” share purchase warrant and one series “B” share purchase warrant, for a purchase price per unit of Cdn $2.20 (for gross proceeds of Cdn $12,464,606). Two A Warrants may be exercised to purchase one additional common share at a price of Cdn $2.75 for two years, and two B Warrants may be exercised to purchase one additional common share at a price of Cdn$3.00 for two years. If this placement results in the exercise by Ivanhoe Mines Ltd. of certain anti-dilution rights held by them, Kennecott Canada Exploration Inc. will have a right to ‘top up’ their subscription for Units such that they will hold 9.9% of the issued and outstanding shares of our company. If Ivanhoe Mines Ltd exercises its anti-dilution rights and Kennecott Canada ‘tops up’ their subscription, our agreement with Kennecott Canada could result in our issuing an additional 1,235,489 units to Ivanhoe Mines, and up to an additional 641,191 units to Kennecott Canada for additional gross proceeds to our company of up to Cdn $4,128,696.

We intend to use the proceeds of the private placement to fund drilling and other exploration work on our Mongolian projects and to provide working capital. A finder’s fee will be paid by us on units purchased by Kennecott Canada. The private placement is subject to securities regulatory approval in Canada.

Item 9.01 Financial Statements and Exhibits

1.01          Equity Participation Agreement signed June 19 and dated as of June 17, 2005 between our company and Kennecott Canada Exploration Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTRÉE GOLD INC.

/s/ Gregory G. Crowe

By: Gregory G. Crowe

Chief Executive Officer

Date: June 21, 2005